FIRST AMENDMENT TO

UNDERWRITING AGREEMENT

between

VIRTUS VARIABLE INSURANCE TRUST

and

VP DISTRIBUTORS, INC.

THIS AMENDMENT, effective as of the 14th day of February, 2011, amends that certain Underwriting Agreement (the “Agreement”) by and between Virtus Variable Insurance Trust, a Delaware statutory trust (the “Fund”), for certain of its portfolios as set forth on Schedule A thereto (the “Series”), and VP Distributors, Inc. (“VPD”), a Connecticut Corporation (the “Underwriter”).

RECITALS

1.	The parties mutually desire to amend the Agreement as stated below.

2.	Pursuant to Section 3 of the Agreement, the Board of Trustees of the Fund (the “Board”) approved an amendment of the Agreement to include the Virtus Premium AlphaSector Series, first by a majority of the Board members who are not “interested persons” of the Fund, and then by a majority of the entire Board at a meeting held on November 15 and 16, 2010.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree that the Agreement is hereby amended as follows:

1.	Schedule A is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Agreement, as amended.

3.	This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives

VIRTUS VARIABLE INSURANCE TRUST

By:
Name:	Francis G. Waltman
Title:	Senior Vice President

VP DISTRIBUTORS, INC.

By:
Name:
Title:

Schedule A

Virtus Capital Growth Series

Virtus Growth & Income Series

Virtus Multi-Sector Fixed Income Series

Virtus Premium AlphSector Series

Virtus Small-Cap Growth Series

Virtus Small-Cap Value Series

Virtus Strategic Allocation Series

Virtus International Series

Virtus Real Estate Securities Series